Exhibit 99.1
Corporate Property Associates 17 – Global Incorporated
Supplemental Information
As of September 30, 2011
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 17 – Global Incorporated (“CPA®:17 — Global”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP measures, including funds from operations (“FFO”), modified funds from operations (“MFFO”), and adjusted cash flow from operating activities. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2010. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA17GLOBAL.com

Corporate Property Associates 17 – Global Incorporated
Reconciliation of Net Income Attributable to CPA®:17 — Global Shareholders
to Modified Funds From Operations (MFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income attributable to CPA®:17 – Global shareholders	$10,304	$8,713	$35,582	$21,491
Adjustments:
Depreciation and amortization of real property	11,367	3,721	28,197	9,309
Gain on sale of real estate, net	—	(109)	(787)	(109)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO:
Depreciation and amortization of real property	4,476	783	9,740	2,330
Loss on sale of real estate, net	3	—	—	38
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(164)	(113)	(490)	(422)

Total adjustments	15,682	4,282	36,660	11,146

FFO – as defined by NAREIT (a)	25,986	12,995	72,242	32,637

Adjustments:
Other depreciation, amortization and non-cash charges	(1,069)	14	(624)	98
Straight-line and other rent adjustments (b)	(3,410)	(1,271)	(9,537)	(3,895)
Acquisition expenses (c)	2,346	379	6,374	1,570
Above (below)-market rent intangible lease amortization, net (d)	461	241	1,408	849
Amortization of premiums on debt investments, net	37	37	111	93
Realized gains on foreign currency, derivatives and other	(1,032)	(497)	(1,620)	(751)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at MFFO:
Other depreciation, amortization and non-cash charges	—	(21)	1	(21)
Straight-line and other rent adjustments (b)	(55)	(117)	(239)	(249)
Acquisition expenses (c)	64	1	170	1
Above (below)-market rent intangible lease amortization, net (d)	(4)	(2)	8	(21)
Realized losses (gains) on foreign currency, derivatives and other	1	1	(4)	1
Proportionate share of adjustments for noncontrolling interests to arrive at MFFO	149	235	771	737

Total adjustments	(2,512)	(1,000)	(3,181)	(1,588)

MFFO	$23,474	$11,995	$69,061	$31,049

MFFO per share	$0.15	$0.11	$0.47	$0.34

Weighted average shares outstanding	184,111,963	117,964,002	167,293,746	102,875,944

MFFO per share calculation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
MFFO	$23,474	$11,995	$69,061	$31,049
Issuance of shares to an affiliate in satisfaction of fees due	3,344	1,389	9,274	3,579

MFFO numerator in determination of MFFO per share	$26,818	$13,384	$78,335	$34,628

(a)	The SEC Staff has recently stated that they take no position on the inclusion or exclusion of impairment write-downs in arriving at FFO. Since 2003, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has
CPA®:17 – Global 9/30/2011 Supplemental 8-K — 2

taken the position that the exclusion of impairment charges is consistent with its definition of FFO. Accordingly, in future presentations we will revise our computation of FFO to exclude impairment charges, if any, in arriving at FFO.

(b)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), management believes that MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, provides insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

(c)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to shareholders, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.

(d)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
Non-GAAP Financial Disclosure
Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the operating performance of the company. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) were put into effect in 2009. These other changes to GAAP
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accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. As disclosed in the prospectus for our follow-on offering dated April 7, 2011 (the “Prospectus”), we intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets or another similar transaction) within eight to 12 years following the investment of substantially all of the net proceeds from our initial public offering, which was terminated in April 2011. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and once all of our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and most of our acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of a company’s operating performance after a company’s offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on a company’s operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments (i.e., infrequent or unusual, not reasonably likely to recur in the ordinary course of business); mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such infrequent gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by a company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as infrequent items or items which are unrealized and may not ultimately be
CPA®:17 – Global 9/30/2011 Supplemental 8-K — 4

realized, and which are not reflective of on-going operations and are therefore typically adjusted for assessing operating performance. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that, due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.
Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are generally funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance.
MFFO has limitations as a performance measure in an offering such as ours, where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO accordingly.
CPA®:17 – Global 9/30/2011 Supplemental 8-K — 5

Corporate Property Associates 17 – Global Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2011	2010
Cash flow provided by operating activities	$71,237	$45,627
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	11,743	1,650
Distributions paid to noncontrolling interests, net (b)	(14,040)	(9,402)
Changes in working capital (c)	3,197	(3,196)

Adjusted cash flow from operating activities (d)	$72,137	$34,679

Adjusted cash flow per share	$0.43	$0.34

Distributions declared per share	$0.4850	$0.4800

Payout ratio (distributions per share/adjusted cash flow per share)	113%	141%

Weighted average shares outstanding	167,293,746	102,875,944

(a)	To the extent we receive distributions in excess of equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow provided by operating activities to record such amounts in the period in which the item was actually recognized.

(d)	During the first quarter of 2011, we made an adjustment to exclude the impact of escrow funds from Adjusted cash flow from operating activities as, more often than not, these funds represent investing and/or financing activities. The amount previously furnished for Adjusted cash flow from operating activities for the nine months ended September 30, 2010 of $32.6 million has been revised in the table above to reflect this reclassification.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity income; subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate; and eliminate changes in working capital. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments, as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP.
We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. As we are still in our offering and investment stage, we also consider our expectations as to the yields that may be generated on existing investments and our acquisition pipeline when evaluating distributions to shareholders.
CPA®:17 – Global 9/30/2011 Supplemental 8-K — 6

Corporate Property Associates 17 – Global Incorporated
Portfolio Diversification as of September 30, 2011 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Tenant/Lease Guarantor	Minimum Base Rent	Percent
Metro AG(a)	$26,889	12%
General Parts Inc. (Carquest) (a)	17,472	8%
Agrokor d.d. (a)	15,723	7%
A-American Self Storage	14,908	7%
The New York Times Company	13,705	6%
C1000 BV (a)	12,980	6%
Hellweg Die Profi-Baumärkte GmbH & Co KG (a)	11,922	5%
Eroski Sociedad Cooperativa (a)	11,324	5%
DTS Distribuidora de Television Digital SA (a)	8,975	4%
Terminal Freezers, LLC	8,395	4%

Total	$142,293	64%

Weighted Average Lease Term for Portfolio:	15.7 years

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.
Portfolio
At September 30, 2011, our portfolio was comprised of our full or partial ownership interests in 301 fully-occupied properties, substantially all of which were triple-net leased to 45 tenants, and totaled approximately 25 million square feet (on a pro rata basis). In addition, we own 35 self-storage properties and retain a fee interest in a hotel property for an aggregate of approximately 3 million square feet (on a pro rata basis).
CPA®:17 – Global 9/30/2011 Supplemental 8-K — 7

Corporate Property Associates 17 – Global Incorporated
Portfolio Diversification as of September 30, 2011 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Region	Minimum Base Rent	Percent
U.S.
West	$32,357	15%
East	30,007	13%
Midwest	28,691	13%
South	26,093	12%

U.S. Total	117,148	53%

International
Italy	26,889	12%
Spain	20,298	9%
Germany	17,212	8%
Croatia	15,723	7%
Netherlands	12,980	6%
United Kingdom	5,440	2%
Hungary	3,529	2%
Poland	1,154	1%

International Total	103,225	47%

Total	$220,373	100%

	Annualized Contractual
Property Type	Minimum Base Rent	Percent
Warehouse/Distribution	$72,432	33%
Retail	60,881	27%
Office	39,352	18%
Industrial	24,891	11%
Self Storage	19,228	9%
Other (a)	3,589	2%

Total	$220,373	100%

(a)	Includes rent from tenants with the following property types: education (1%), hospitality (1%) and residential (0.01%).

Portfolio Diversification by Geography	Portfolio Diversification by Property Type

CPA®:17 – Global 9/30/2011 Supplemental 8-K — 8

Corporate Property Associates 17 — Global Incorporated
Portfolio Diversification as of September 30, 2011 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Industry Type (a)	Minimum Base Rent	Percent
Retail Trade	$62,674	29%
Grocery	43,555	20%
Media: Printing and Publishing	22,680	10%
Buildings and Real Estate	17,915	8%
Transportation — Cargo	11,630	5%
Machinery	8,751	4%
Chemicals, Plastics, Rubber, and Glass	6,614	3%
Electronics	6,531	3%
Healthcare, Education and Childcare	6,197	3%
Leisure, Amusement, Entertainment	5,887	3%
Consumer Services	5,197	2%
Business and Commercial Services	4,000	2%
Banking	3,821	2%
Transportation — Personal	3,517	2%
Beverages, Food, and Tobacco	3,193	1%
Textiles, Leather, and Apparel	2,887	1%
Automobile	2,329	1%
Other (b)	2,995	1%

Total	$220,373	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.

(b)	Includes tenants in hotels and gaming (0.7%), forest products and paper (0.4%), consumer and durable goods (0.2%) and mining, metals, and primary metal industries (0.1%).
CPA®:17 – Global 9/30/2011 Supplemental 8-K — 9

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
2011 Investment Activity
As of September 30, 2011
(in thousands, except square footage)
Acquisitions

Tenant/Lease Guarantor	Property Location(s)	Purchase Price (a)	Closing Date	Property Type	Gross Square Footage
Terminal Freezers, LLC	Oxnard & Watsonville, CA	$99,634	January-11	Warehouse/Distribution	866,525
C1000 Logistiek Vastgoed B.V. (b) (c)	Various locations in The Netherlands	207,635	January-11	Warehouse/Distribution	2,046,858
Harbor Freight Tools USA, Inc.	Dillon, SC	32,060	March-11	Warehouse/Distribution	1,010,859
Dolgencorp, LLC (d)	Richwood, LA; Vass, NC & Hot Springs, VA	2,893	March-11	Retail	BTS
Curtiss-Wright Flow Control Service	Middleburg Heights, OH	2,585	March-11	Industrial	28,185
Flanders Corporation	Ardmore, OK; Smithfield, NC; Bartow, FL & Momence, IL	50,790	April-11	Warehouse/Distribution	722,108
Berry Plastics Corporation	Evansville, IN	2,723	April-11 April-11; May-11 &	Industrial	263,088
Dolgencorp, LLC (d)	Hopewell & Chesterfield, VA; Mount Hermon & Mangham, LA	4,311	June-11	Retail	BTS
ICF International, Inc. (d)	Martinsville, VA	14,819	May-11	Office	BTS
CRO — San Luis Development, LLC	Chicago, IL	7,414	June-11	Retail	17,000
Dolgencorp, LLC (d)	Choudrant, LA	882	July-11	Retail	BTS
Precision Printing and Packing, Inc.	Clarksville, TN	7,960	August-11	Industrial	189,300
Dolgencorp, LLC (d)	Gardner, LA	979	August-11	Retail	BTS
Faurecia International System, Inc. (d)	Fraser, MI	6,775	September-11	Industrial	BTS
Metro AG (b)	Various locations in Italy	395,511	September-11	Retail	2,415,163

Total Acquisitions — Leased Properties		836,971			7,559,086

Property Type	Property Location(s)	Purchase Price	Closing Date
Self-Storage Facility	Fort Worth, TX	3,400	April-11
Self-Storage Facilities	Various locations in California, Hawaii and Illinois	86,015	June-11
Self-Storage Facility	Kihei, HI	11,069	August-11
Self-Storage Facilities	Various locations in California and Illinois	20,292	August-11
Self-Storage Facility	Pearl City, HI	6,064	August-11
Self-Storage Facilities	Various locations in California and Illinois	8,428	September-11
Self-Storage Facility	Chicago, IL	7,891	September-11

Total Acquisitions — Hospitality/Self Storage Properties		143,159

Notes Receivable

Borrower/Guarantor	Interest Rate	Note Amount	Closing Date	Maturity Date
BPS Partners	8.00%	30,000	June-11	June-16

Total Acquisitions		$1,010,130

(a)	Includes capitalized transaction costs, where applicable.

(b)	Acquisition price reflects applicable foreign exchange rate.

(c)	Property is jointly owned by CPA®:15 (15% ownership interest) and CPA®:17 — Global (85% ownership interest).

(d)	Acquisition includes a build-to-suit (“BTS”) transaction. Gross square footage cannot be determined at this time.
CPA®:17 — Global 9/30/2011 Supplemental 8-K — 10

Dispositions

			Disposition
Tenant/Lease Guarantor	Property Location(s)	Gross Sale Price	Date	Property Type	Gross Square Footage
Carquest Canada Ltd. (a)	New Brunswick and Quebec, Canada	$19,773	June-11	Warehouse/Distribution	231,870

Total Dispositions		$19,773			231,870

(a)	Disposition price reflects applicable foreign exchange rate.
CPA®:17 — Global 9/30/2011 Supplemental 8-K — 11